Exhibit 99.1

Company Contact: Kevin D. Clark, CEO, COO & President 305-324-2300

FOR IMMEDIATE RELEASE

IVAX DIAGNOSTICS POSTPONES ITS ANNUAL MEETING OF STOCKHOLDERS

-- Rescheduled for Friday, June 10, 2011 --

MIAMI — (BUSINESS WIRE) — May 19, 2011 — IVAX Diagnostics, Inc. (NYSE Amex: IVD) announced today that it has postponed its Annual Meeting of Stockholders, originally scheduled for 10:00 a.m. on Friday, May 20, 2011, and that it has rescheduled its Annual Meeting of Stockholders for 10:00 a.m. on Friday, June 10, 2011.  IVAX Diagnostics decided to postpone its Annual Meeting of Stockholders in order to give it more time to solicit additional proxies in support of the proposals to come before its Annual Meeting of Stockholders.  Valid proxies that have already been submitted will continue to be valid for purposes of the rescheduled Annual Meeting of Stockholders on Friday, June 10, 2011.  The record date of April 15, 2011 for the Annual Meeting of Stockholders has not been changed.  In addition, no change has been made to the proposals to come before the Annual Meeting of Stockholders, which were presented in the Proxy Statement that IVAX Diagnostics filed with the Securities and Exchange Commission on April 18, 2011.

As of March 31, 2011, IVAX Diagnostics’ cash and cash equivalents totaled approximately $927,000, a decrease of approximately $899,000 since December 31, 2010.  IVAX Diagnostics’ audited consolidated financial statements for the fiscal year ended December 31, 2010, included in its Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on March 30, 2011, contained a report from its independent registered public accounting firm that indicates there is a substantial doubt about IVAX Diagnostics’ ability to continue as a going concern.

In an effort to improve its cash position, on April 8, 2011, IVAX Diagnostics entered into a stock purchase agreement with ERBA Diagnostics Mannheim GmbH pursuant to which IVAX Diagnostics has agreed to sell and issue to ERBA Diagnostics Mannheim 20,000,000 shares of IVAX Diagnostics’ common stock at a purchase price of $0.75 per share for an aggregate purchase price of $15,000,000 and warrants to purchase an additional 20,000,000 shares of IVAX Diagnostics’ common stock.  IVAX Diagnostics believes that ERBA Diagnostics Mannheim’s investment will provide adequate cash resources to fund IVAX Diagnostics’ operations and liquidity needs for the reasonably foreseeable future.

The investment by ERBA Diagnostics Mannheim in IVAX Diagnostics requires the approval of holders of at least 66-2/3% of the issued and outstanding shares of IVAX Diagnostics’ common stock (excluding any shares beneficially owned, directly or indirectly, by ERBA Diagnostics Mannheim), which is the subject of Proposal #1 to come before IVAX Diagnostics’ upcoming Annual Meeting of Stockholders as set forth in further detail in the Proxy Statement that IVAX Diagnostics filed with the Securities and Exchange Commission on April 18, 2011.

If we do not receive the required number of votes before the Annual Meeting of Stockholders, then IVAX Diagnostics will be unable to consummate the investment, in which case IVAX Diagnostics may be required to curtail or reduce its operations, and IVAX Diagnostics may not be able to survive and any investment in IVAX Diagnostics may be lost.

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc. (www.ivaxdiagnostics.com), headquartered in Miami, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its three subsidiaries:  Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe), and ImmunoVision, Inc. (U.S.).

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation, the risks and uncertainties associated with:  IVAX Diagnostics’ ability to solicit additional proxies in support of the proposals to come before the Annual Meeting of Stockholders; IVAX Diagnostics’ ability to generate positive cash flow or otherwise improve its liquidity, whether from existing operations, strategic initiatives or possible future sources of liquidity, including, without limitation, from the investment described above, issuing debt or equity securities, incurring indebtedness or curtailing or reducing operations; the imposition on IVAX Diagnostics of positive and negative covenants under any financing arrangements, which could restrict various aspects of its business, operations and finances; the dilutive impact to existing IVAX Diagnostics stockholders of any issuance of equity securities, or securities convertible into shares of common stock, including the investment described above; IVAX Diagnostics’ ability to raise additional funds through issuing debt or equity securities or incurring indebtedness on acceptable terms or at all; the investment described above may not be consummated on the contemplated terms, in the time frame anticipated, or at all; the net proceeds of the investment described above, whether or not the warrants are exercised, may not provide adequate cash resources to fund IVAX Diagnostics’ operations or liquidity needs for the reasonably foreseeable future; the warrants may not be exercised, in whole or in part; the decision to exercise the warrants will be made by ERBA Diagnostics Mannheim based upon considerations it deems appropriate, which may include, among other things, the future market price of IVAX Diagnostics’ common stock, which is subject to volatility and a number of other factors, many of which may be beyond IVAX Diagnostics’ control; ERBA Diagnostics Mannheim’s interests in deciding whether or not to exercise the warrants may conflict with IVAX Diagnostics’ interests; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements.  In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

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